
Additional Materials

Press Releases

January 10, 2024

Choice Hotels Sets the Record Straight on Path to Regulatory Approval of Combination with Wyndham Hotels & Resorts

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December 20, 2023

Wyndham Hotels & Resorts' Latest Release Shows How Divergent Their Board's Interests Are from Their Shareholders'; Their Arguments Seek to Undermine the Value-Creating Possibility of M&A

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December 13, 2023
Choice Hotels Completes Radisson Hotels Americas Integration Just 18 Months After Acquisition

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December 12, 2023
Choice Hotels Launches Exchange Offer to Acquire All Outstanding Shares of Wyndham Hotels & Resorts

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October 25, 2023
Choice Hotels Calls on Wyndham Hotels & Resorts to Engage in Discussions

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October 17, 2023
Choice Hotels Proposes to Acquire Wyndham Hotels & Resorts for $90.00 per Share in Cash-and-Stock Transaction

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Letters

December 12, 2023
Letter to Franchisees from Pat Pacious

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October 31, 2023
Letter to Franchisees from Pat Pacious

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Investor Presentations

January 10, 2024
Antitrust Investor Presentation

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December 12, 2023
Exchange Offer Launch Investor Presentation

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October 17, 2023
Choice Hotels Investor Presentation

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Infographics

January 10, 2024
Antitrust Infographic

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December 12, 2023
Exchange Offer Launch Infographic
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October 17, 2023
Choice Hotels Infographic
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Q3 2023 Earnings

November 7, 2023
Q23 2023 Earnings Presentation
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November 7, 2023
Q3 2023 Earnings Press Release
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SEC Filings

SEC Filings
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INVESTOR RELATIONS

Choice Hotels International Inc.
Investor Relations
ir@choicehotels.com

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